Exhibit 99.1

VITAMIN SHOPPE, INC.
300 Harmon Meadow Blvd Secaucus, NJ 07094 (201) 868-5959 www.vitaminshoppe.com	NEWS RELEASE

Vitamin Shoppe, Inc. Announces First Quarter 2018 Results

•Announces Sale of Nutri-Force

First Quarter 2018 Highlights:
- Total Comparable Sales (3.6%)
- Digital commerce increases 20.7%
- Repurchases $45 million face value of convertible debt at a discount
- GAAP loss per share of $0.17, impacted by loss from discontinued operations, partially offset by gain on debt extinguishment. Adjusted earnings per share (EPS) from continuing operations of $0.10.

SECAUCUS, N.J., May 9, 2018 -- Vitamin Shoppe, Inc. (NYSE: VSI), an omni-channel, specialty retailer of nutritional products, today announced preliminary results for the three months ended March 31, 2018. Total net sales in the first quarter were $296.0 million compared to $305.8 million in the same period of the prior year.
Reported basic and fully diluted loss per share in first quarter 2018 was $0.17, compared to fully diluted earnings per share of $0.35 in first quarter 2017. Reported basic and fully diluted net income per share from continuing operations in first quarter 2018 was $0.41, compared to $0.43 in first quarter 2017. Results in first quarter 2018 include a $12.5 million pre-tax gain on the extinguishment of debt as well as net pre-tax expenses of approximately $2.2 million associated with the closure of the New Jersey distribution center. First quarter 2017 results did not include any adjustments.
Adjusting 2018 results for items discussed above, adjusted EPS from continuing operations for first quarter 2018 was $0.10. (Refer to Table 4 at the end of this press release.)
Colin Watts, Chief Executive Officer of the Vitamin Shoppe stated, “I am pleased with the consistent and steady improvement in the business as the initiatives we have executed are beginning to take hold. We saw an improvement in underlying sales trends, an increase in both new customer acquisition and traffic while also realizing ongoing product margin improvement.”
Commenting on the Company’s financial performance, Brenda Galgano, Chief Financial Officer said, “The Company delivered solid cash flow generation in the quarter, partially benefitting from a reduction in capital expenditures as we have slowed new store openings. The cash flow generated in the quarter, coupled with our expectations for the remainder of the year, gave us the confidence to opportunistically purchase $45 million face value of our convertible debt due December 2020 at a discount to par value. Total purchase price of $34 million was funded with excess cash and a draw down on our revolving line of credit. We ended the first quarter with approximately $35 million drawn on the revolver, which we subsequently reduced to approximately $25 million in April.” Ms. Galgano further commented, “We continue to review and prioritize our capital needs. We are committed to making the required investments to position us for long-term success and will continue to evaluate capital allocation alternatives consistent with the recent past.”
First Quarter 2018 Results
Total sales of $296.0 million in the quarter were 3.2% lower than the same period of the prior year. Total comparable sales were down 3.6% in the quarter. As the Company continues to advance its omni-channel initiative, digital comparable net sales, which includes vs.com and Auto Delivery, increased 20.7% in the quarter. The Company did not open any stores in the quarter and closed two.
Cost of goods sold, which includes product, distribution and store occupancy costs, decreased $3.9 million, or 1.9%, to $202.9 million for the three months ended March 31, 2018, compared with $206.8 million for the three months ended April 1, 2017. During the quarter, the Company recorded $1.7 million in net expenses related to the closure of the New Jersey distribution center.
Gross profit of $93.1 million was 5.9% or $5.9 million lower than $99.0 million reported in first quarter 2017. Reported gross profit as a percentage of net sales was 31.5% in first quarter 2018, compared to 32.4% in the same period of 2017. Excluding the special items mentioned above, gross profit was $94.8 million in first quarter 2018 and the adjusted gross profit as a percentage of sales was 32.0%. The first quarter 2018 year-over-year decrease was primarily due to deleverage in supply chain and occupancy from lower sales, as well as additional investments in pricing and promotions. This was partially offset by improvements in margin from favorable category and mix shifts and lower costs through new vendor partnerships.
Selling, general and administrative expenses (SG&A), including operating payroll and related benefits and advertising expense, was $89.3 million for the quarter ended March 31, 2018, compared with $80.1 million for the quarter ended April 1, 2017. SG&A as a percent of revenue was 30.2% in first quarter 2018 and 26.2% in first quarter 2017. This increase is mainly driven by deleverage in store payroll and store operating costs as well as increased health care costs, advertising investments and store impairments.
Operating income in first quarter 2018 of $3.8 million compared to an operating income of $18.8 million in the same period of the prior year. Adjusted for the items noted in the preceding paragraphs for first quarter 2018, the operating income was $6.2 million in the period.
During the quarter, the Company reported a gain of $12.5 million on the extinguishment of debt related to the repurchase of convertible debt.
With the sale of Nutri-Force, the Vitamin Shoppe is accounting for the business as discontinued operations. The net loss from Nutri-Force in the quarter was $13.5 million, and includes asset impairment charges of $13.7 million, after tax.
Reported net loss was $3.9 million for first quarter 2018 compared to net income of $8.0 million in the same period of the prior year. Reported loss per share was $0.17 in first quarter 2018, compared to earnings per share of $0.35 in first quarter 2017. Earnings per share from continuing operations were $0.41 in first quarter 2018 compared to $0.43 in first quarter 2017. Continuing earnings per share on an adjusted basis in first quarter 2018 (for the items described in Table 4), was $0.10.
Balance Sheet and Cash Flow
Cash and equivalents at March 31, 2018 were $1.8 million. During the quarter, the Company repurchased $45 million face value of convertible notes due December 2020 at a discounted price of $34 million, resulting in a $12.5 million pre-tax gain from the early extinguishment of debt. At quarter end, the Company had $35 million borrowed on its revolving line of credit and a convertible notes liability with a total face value of $98.4 million. Subsequent to quarter end, the balance on the revolving line of credit had been reduced to approximately $25 million.
Capital expenditures were $6.7 million in the quarter with funds primarily expended on IT and other digital investments.
Subsequent Event -
On May 7, 2018 the Vitamin Shoppe completed the sale of Nutri-Force, its manufacturing business. Net proceeds to the Company were approximately $15 million. The buyer was Arizona Nutritional Supplements (ANS), a contract and private label manufacturer of vitamins, minerals and supplements located in Chandler, Arizona. ANS has a long and successful track record in driving innovation. The Vitamin Shoppe has a long-term relationship with ANS, currently one of the Company’s contract private brand manufacturers. As part of this transaction, the parties have entered into a long-term supply agreement. Through the remainder of the year, the majority of the production from Nutri-Force will be transitioned to the ANS facilities in Arizona. In addition, ANS has committed to specific innovation investments on behalf of the Vitamin Shoppe.
2018 Outlook
The Company is providing guidance around the key levers that drive the business, which is unchanged from prior guidance of February 27, 2018 except to exclude the Nutri-Force business which was sold on May 7, 2018. Specifically:

•	Full year comparable sales of negative low to mid single digits.

•	Full year gross margin rate of 30.5% - 31.0%. The Company expects improved product margins offset by higher delivery costs and fixed cost deleverage.

•	SG&A expenses between $340 million and $345 million. This excludes expenses associated with CEO change.

•	Combined Federal, State and Local tax rate of 28%. This excludes discrete items estimated at $0.5 million to $1 million.

•	Full year capital expenditures of approximately $30 million, and includes the opening of two new stores.
Non-GAAP Financial Measures
Adjusted information is non-GAAP financial information. These supplemental non-GAAP measures should not be considered superior to, or a substitute for, and should be considered in conjunction with the GAAP financial measures presented. The Company believes such non-GAAP financial information facilitates analysis and comparisons of our ongoing business operations because it excludes items that may not be indicative of, or are unrelated to the Company’s core operating performance, and may assist investors with comparisons to prior periods and assessing trends in our underlying businesses. These adjustments are consistent with how management views our businesses. Management uses such non-GAAP financial information in making financial, operating and planning decisions and evaluating the Company’s ongoing performance. A reconciliation of adjusted financial information to the most directly comparable financial measures calculated and presented in accordance with GAAP is shown in Table 4.
Webcast
Management will host a conference call to discuss the first quarter 2018 results at 8:30 a.m. Eastern Time (ET) today. Interested investors and other parties may listen to the simultaneous webcast of the conference call by logging onto the Investor Relations section of the Company's website at www.vitaminshoppe.com. A telephonic replay will be available beginning at 11:30 a.m. ET on May 9, 2018 and can be accessed by dialing 1-844-512-2921 or 1-412-317-6671 for international callers. The passcode for the replay is 7617379. The telephonic replay will be available until 11:59 p.m. ET on May 16, 2018. The webcast will also be archived on the company’s website at www.vitaminshoppe.com in the investor relations section.
About the Vitamin Shoppe, Inc. (NYSE:VSI)
Vitamin Shoppe is an omni-channel, specialty retailer of nutritional products based in Secaucus, New Jersey. In its stores and on its website, the Company carries a comprehensive retail assortment including: vitamins, minerals, specialty supplements, herbs, sports nutrition, homeopathic remedies, green living products, and beauty aids. In addition to offering products from approximately 1,000 national brands, the Vitamin Shoppe also carries products under The Vitamin Shoppe®, BodyTech®, True Athlete®, MyTrition®, plnt®, ProBioCare®, and Next Step® brands. The Vitamin Shoppe conducts business through more than 775 company-operated retail stores under The Vitamin Shoppe and Super Supplements retail banners, and through its website, www.vitaminshoppe.com. Follow the Vitamin Shoppe on Facebook at http://www.facebook.com/THEVITAMINSHOPPE and on Twitter at http://twitter.com/VitaminShoppe.
Forward Looking Statements
This press release contains “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, without limitation, those that contain words such as “outlook”, “believes”, “expects”, “potential”, “continues”, “may”, “will”, “should”, “seeks”, “predicts”, “intends”, “plans”, “estimates”, “anticipates”, “target”, “could” or the negative version of these words or other comparable words. These statements are subject to various risks and uncertainties, many of which are outside our control, including, among others, strength of the economy, changes in the overall level of consumer spending, the performance of the Company's products within the prevailing retail environment, implementation of our strategy, , compliance with regulations, certifications and best practices with respect to the development, manufacture, sales and marketing of the Company's products, management changes, maintaining appropriate levels of inventory, changes in tax policy, ecommerce relationships, disruptions of manufacturing, warehouse or distribution facilities or information systems, political environment and other specific factors discussed herein and in other Securities and Exchange Commission (the "SEC") filings by us (including our reports on Forms 10-K and 10-Q filed with the SEC). We believe that all forward-looking statements are based on reasonable assumptions when made; however, we caution that it is impossible to predict actual results or outcomes or the effects of risks, uncertainties or other factors on anticipated results or outcomes with certainty and that, accordingly, one should not place undue reliance on these statements. Forward-looking statements speak only as of the date when made and we undertake no obligation to update these statements in light of subsequent events or developments. Actual results may differ materially from anticipated results or outcomes discussed in any forward-looking statement.

CONTACTS:
Analysts and Investors:	Media:
Kathleen Heaney	Crystal Carroll
646-912-3844 OR 201-552-6430	201-552-6328
ir@vitaminshoppe.com	crystal.carroll@vitaminshoppe.com

TABLE 1
VITAMIN SHOPPE, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended
	March 31, 2018	April 1, 2017
Net sales	$295,964	$305,772
Cost of goods sold	202,853	206,790
Gross profit	93,111	98,982
Selling, general and administrative expenses	89,300	80,141
Income from operations	3,811	18,841
Gain on extinguishment of debt	12,502	—
Interest expense, net	2,441	2,412
Income before provision for income taxes	13,872	16,429
Provision for income taxes	4,215	6,534
Net income from continuing operations	9,657	9,895
Net loss from discontinued operations, net of tax	(13,516)	(1,899)
Net income (loss)	$(3,859)	$7,996

Weighted average common shares outstanding
Basic	23,294,227	22,828,244
Diluted	23,294,227	23,022,067

Net income from continuing operations per common share
Basic	$0.41	$0.43
Diluted	$0.41	$0.43

Net loss from discontinued operations per common share
Basic	$(0.58)	$(0.08)
Diluted	$(0.58)	$(0.08)

Net income (loss) per common share
Basic	$(0.17)	$0.35
Diluted	$(0.17)	$0.35

TABLE 2
VITAMIN SHOPPE, INC. AND SUBSIDIARY
KEY PERFORMANCE INDICATORS AND STORE INFO
($ in thousands)
(Unaudited)

	Three Months Ended
	March 31, 2018	April 1, 2017

Decrease in total comparable net sales	(3.6)%	(6.3)%
Decrease in comparable store net sales	(6.5)%	(5.8)%
Increase (Decrease) in digital comparable net sales	20.7%	(10.0)%

Gross profit from continuing operations as a percent of net sales	31.5%	32.4%
Income from continuing operations as a percent of net sales	1.3%	6.2%

Capital Expenditures	$6,722	$10,138
Depreciation and Amortization	$11,247	$7,828

Store Data:
Stores open at beginning of period	785	775
Stores opened	—	6
Stores closed	(2)	(1)
Stores open at end of period	783	780

Total retail square footage at end of period (in thousands)	2,730	2,722

TABLE 3
VITAMIN SHOPPE, INC. AND SUBSIDIARY
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share data)
(Unaudited)

	March 31, 2018	December 30, 2017
ASSETS
Current assets:
Cash and cash equivalents	$1,799	$1,947
Inventories	211,296	218,087
Prepaid expenses and other current assets	40,283	39,473
Current assets held for sale	22,217	22,625
Total current assets	275,595	282,132
Property and equipment, net of accumulated depreciation and amortization of $325,328 and $334,082 in 2018 and 2017, respectively	136,692	141,520
Other intangibles, net	11,052	11,040
Deferred taxes	37,203	37,278
Other long-term assets	2,608	2,572
Noncurrent assets held for sale	—	16,891
Total assets	$463,150	$491,433

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Revolving credit facility	$35,000	$12,000
Accounts payable	47,633	46,921
Accrued expenses and other current liabilities	56,958	62,645
Current liabilities held for sale	7,222	5,337
Total current liabilities	146,813	126,903
Convertible notes, net	87,463	126,415
Deferred rent	40,617	40,832
Other long-term liabilities	1,801	1,916

Commitments and contingencies

Stockholders' equity:
Preferred stock, $0.01 par value; 250,000,000 shares authorized and no shares issued and outstanding at March 31, 2018 and December 30, 2017	—	—
Common stock, $0.01 par value; 400,000,000 shares authorized, 24,532,315 shares issued and 24,291,415 shares outstanding at March 31, 2018, and 24,220,509 shares issued and 24,021,948 shares outstanding at December 30, 2017	245	242
Additional paid-in capital	83,953	88,823
Treasury stock, at cost; 240,900 shares at March 31, 2018 and 198,561 shares at December 30, 2017	(7,195)	(7,010)
Retained earnings	109,453	113,312
Total stockholders’ equity	186,456	195,367
Total liabilities and stockholders' equity	$463,150	$491,433

TABLE 4
VITAMIN SHOPPE, INC. AND SUBSIDIARY
SUPPLEMENTAL OPERATING DATA
(Unaudited)

Amounts in millions except per share data
Figures may not sum due to rounding
	Gross		Operating	Net	Diluted
Continuing Operations	Profit	SG&A	Income	Income	EPS

Three months ended March 31, 2018:
As Reported	$93.1	$89.3	$3.8	$9.7	$0.41
Gain on extinguishment of debt (1)	—	—	—	(9.1)	(0.39)
Closing of distribution center (2)	1.7	(0.5)	2.2	1.6	0.07
Nutri-Force transaction (3)	—	(0.1)	0.1	0.1	—
As Adjusted	$94.8	$88.6	$6.2	$2.3	$0.10

Three months ended April 1, 2017:
As Reported (4)	$99.0	$80.1	$18.8	$9.9	$0.43

(1) Gain recognized on the repurchase of a portion of Convertible Notes, net of tax.
(2) Costs related to the closing of the North Bergen, New Jersey distribution center.
(3) Costs related to the pending sale of Nutri-Force.
(4) No adjustments related to the Company's continuing operations for the three months ended April 1, 2017.